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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 6, 2002

                            WINMAX TRADING GROUP, INC
             (Exact name of registrant as specified in its chapter)

          FLORIDA                   0-29751                   65-0702554
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation             File Number)            Identification No.)

         530 S. Federal Hwy., Ste. 150, Deerfield Beach, Florida 33441
               (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code 888-533-4555

           429 Seabreeze Blvd. Suite 227 Fort Lauderdale Florida 33316
          (Former name or former address, if changed since last report)

                              GENERAL INSTRUCTIONS
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.
Not Applicable.

Item 2. Acquisition or Disposition of Assets.
Not Applicable.

Item 3. Bankruptcy or Receivership.
Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.
The Company's Board of Directors unanimously approved a reverse stock split of the Company's common stock at a ratio of twenty (20) shares for every one (1)
share held. The reverse split will become effective on March 14, 2002. After the split, the Company will have 1,590,000 shares of common stock issued and outstanding. Prior to the split, the Company had 31,806,003 shares of Common
Stock outstanding. In connection with the reverse stock split the Company changed its trading symbol to "WMTG."

The Company decreased its authorized capital shares in proportion to the reverse stock split. The authorized capital stock of the Company will consist of
2,500,000 shares of common stock after the split is effective. Prior to the split, the Company was authorized to issue 50,000,000 shares of common stock. In connection, with the reverse split, the Company amended its articles of incorporation.

The Company is authorized to issue 1,000,000 shares of preferred stock.  The preferred stock was not affected by the 20 for 1 reverse stock split.

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
Amendment to the Articles of Incorporation of Winmax Trading Group Inc., Inc.

Item 8. Change in Fiscal Year.
Not Applicable.

Item 9. Regulation FD Disclosure.
Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. March 8, 2002

                           Winmax Trading Group, Inc.
                                  (Registrant)

/s/Gerald Sklar
Gerald Sklar-President and Chairman of the Board of Directors

*Print name and title of the signing officer under his signature.